UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2018

DOLLAR TREE, INC.
(Exact name of registrant as specified in its charter)

Virginia	0-25464	26-2018846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Volvo Parkway, Chesapeake, Virginia	23320
(Address of principal executive offices)	(Zip Code)

(757) 321-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On January 11, 2018, Dollar Tree, Inc. (the “Company”) appointed Stephanie Stahl to the Company’s Board of Directors, effective immediately. Ms. Stahl will serve for a term expiring at the next annual meeting of stockholders of the Company or until her successor is duly elected and qualified. Ms. Stahl will be eligible to receive compensation for her service on the Board of Directors consistent with that provided to all non-employee directors, which is described under the caption “Information about the Board of Directors-Director Compensation” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 5, 2017, as adjusted by the Board of Directors from time to time.

Ms. Stahl, age 51, currently owns and operates Studio Pegasus, LLC, an investment and advisory company focused on consumer sector digital start-ups, which she founded in 2015. Prior to founding Studio Pegasus, LLC, Ms. Stahl served as Executive Vice President, Global Marketing & Strategy of Coach, Inc. (2012-2015), Chief Executive Officer of Tracy Anderson Mind & Body, LLC (2010-2011), Executive Vice President, Chief Marketing Officer of Revlon Inc. (2003-2006), Partner and Managing Director of The Boston Consulting Group, Inc. (1998-2003), and Vice President, Strategy & New Business Development of Toys “R” Us, Inc. (1997). Ms. Stahl began her career as a Financial Analyst for Morgan Stanley & Co. Incorporated. Ms. Stahl currently serves on the Boards of Directors of Knoll, Inc. and Chopt Creative Salad Company.

The Board of Directors anticipates naming Ms. Stahl to serve on one or more committees of the Board of Directors, but at the time of this Form 8-K, the Board of Directors has not determined the committee(s) to which she will be named. The Company will file an amendment to this Form 8-K naming those committees once they are determined.

There was no arrangement or understanding between Ms. Stahl and any other person with respect to her appointment to the Board of Directors. There have been no transactions, nor are there any currently proposed transactions, in which the Company was or is to be a participant and in which Ms. Stahl, or any member of her immediate family, had, or will have, a direct or indirect material interest.

Item 7.01. Regulation FD Disclosure.

On January 16, 2018, the Company issued a press release announcing the foregoing appointment to Board of Directors of the Company. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by this reference.

The information contained in this item, including that incorporated by reference, is being furnished to the Securities and Exchange Commission. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

99.1    Press release dated January 16, 2018, issued by Dollar Tree, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR TREE, INC.

Date: January 16, 2018	By:	/s/ Kevin S. Wampler
Kevin S. Wampler
Chief Financial Officer

EXHIBITS

Exhibit 99.1 - Press release dated January 16, 2018 issued by Dollar Tree, Inc.